Exhibit 99.1

News Release

Enbridge Energy Partners, L.P. Reports Earnings for First Quarter 2016

HOUSTON — (May 2, 2016) -

FIRST QUARTER HIGHLIGHTS

•	Record liquids pipeline systems deliveries of 3.3 million barrels per day in the first quarter; 15 percent higher than the first quarter 2015.

•	Reported first quarter adjusted EBITDA and DCF of $466.2 million and $244.5 million, respectively.

Enbridge Energy Partners, L.P. (NYSE:EEP) ("Enbridge Partners" or "the Partnership") reports adjusted EBITDA and distributable cash flow for the three months ended March 31, 2016 of $466.2 million and $244.5 million, respectively.

As previously announced, the board of directors of the delegate of the Partnership’s general partner declared a quarterly cash distribution of $0.583 per unit, or $2.332 per unit on an annualized basis, on all of the Partnership’s outstanding units for the quarter ended March 31, 2016. The approved distribution remains unchanged from the previous quarter and represents an increase of 2.3 percent over the first quarter of 2015. The distribution is payable on May 13, 2016, to unitholders of record at the close of business on May 6, 2016.

“The Partnership’s financial results for the first quarter are in line with our expectations and supported by the record deliveries on our liquids pipeline systems, which averaged 3.3 million barrels per day in the first quarter. The increase in system deliveries over the fourth quarter of 2015 is due to new market access that entered service on the Enbridge system during the fourth quarter, specifically the reversal and expansion of Line 9B to Eastern Canada and the Southern Access Extension into the Patoka, Ill. market. With our liquids pipeline systems’ premier connectivity to North American refining centers, our competitive transportation rates and our expanded market access, we expect demand for our liquids pipeline systems to remain strong,” said Mark Maki, president for the Partnership.

“Western Canada and the Bakken region both have inadequate pipeline takeaway capacity and our pipeline systems provide our customers with reliable economic access to premium markets. This provides us with a high level of confidence in the continued high system utilization in our core liquids pipelines business,” Maki continued.

“Our liquids pipelines system cash flows are underpinned by long-term, low-risk contract structures such as cost-of-service and take-or-pay, which largely mitigate the sensitivity to volume and commodity prices to our business’s cash available for distribution. Furthermore, more than 90 percent of our revenues are derived from investment grade counterparties. Our growth capital expenditures in both our liquids and natural gas businesses are forecast to be significantly lower in 2016 than recent years. Strategically, the Partnership has initiated a process to evaluate a range of alternatives for our natural gas business unit and we will update investors on this process when we have concluded the evaluation,” Maki concluded.

1

Natural Gas Business Strategic Alternatives Evaluation

In light of the low commodity price environment and the ongoing challenges it presents to us, EEP will continue to evaluate opportunities to strengthen its business. As part of this evaluation, EEP is exploring strategic alternatives for its investments in each of Midcoast Operating, L.P. and Midcoast Energy Partners, L.P. (MEP). EEP has begun working with MEP to explore and evaluate a broad range of strategic alternatives to address the challenges within our Natural Gas business. These various strategic alternatives may include, but are not necessarily limited to: asset sales; mergers, joint ventures, reorganizations or recapitalizations; and further reductions in operating and capital expenditures for the Natural Gas business. The evaluation process is in the early stages and is ongoing, and no decision on any particular alternative has been reached. In addition, EEP cannot assure that any particular alternative will be pursued or effected. Neither EEP nor MEP intend to disclose further developments with respect to this evaluation process except to the extent that a specific course of action is approved, the process is concluded or it is required by law or otherwise deemed appropriate.

The Partnership’s key financial results for the three months ended March 31, 2016, compared to the same period in 2015, were as follows:

	Three months ended
	March 31,
(unaudited; dollars in millions, except per unit amounts)	2016	2015
Net income (1)	$80.0	$140.1
Net income per unit	0.07	0.26
Adjusted EBITDA(2)	466.2	432.2
Adjusted net income(1)	113.8	142.8
Adjusted net income per unit	0.17	0.26

(1)	Net income and adjusted net income attributable to general and limited partner ownership interests in Enbridge Partners.

(2)	Includes non-controlling interest.

Adjusted net income for the three months ended March 31, 2016, as reported above, eliminates the effect of: (a) non-cash, mark-to-market net gains and losses; (b) environmental costs, net of insurance recoveries, associated with the Line 6B incident; (c) Line 2 hydrotest expenses, net of recoveries; and other adjustments. Refer to the Non-GAAP Reconciliations section below for additional details.

Adjusted net income of $113.8 million for the first quarter of 2016 was $29.0 million lower than the same period from the prior year. Higher operating income in our liquids pipeline business attributable to growth projects placed into service were more than offset by higher interest expense.

During the first quarter, the Partnership attributed approximately $22.5 million of earnings to its outstanding Series 1 Preferred units. This amount is deducted from net income to arrive at the amount of net income attributable to the general and limited partners. Preferred distributions are accrued at an annual rate of 7.5 percent.

2

COMPARATIVE EARNINGS STATEMENT

	Three months ended
	March 31,
(unaudited; dollars in millions except per unit amounts)	2016	2015
Operating revenue	$1,061.6	$1,428.6
Operating expenses:
Commodity cost	348.0	779.1
Environmental costs, net of recoveries	16.9	0.8
Operating and administrative	215.0	217.1
Power	72.8	63.6
Depreciation and amortization	140.9	128.4
Operating income	268.0	239.6
Interest expense, net	(112.9)	(48.3)
Allowance for equity used during construction	12.3	23.0
Other income	7.5	5.9
Income before income tax expense	174.9	220.2
Income tax expense	(2.5)	(2.4)
Net income	172.4	217.8
Less: Net income attributable to:
Noncontrolling interest	68.8	51.3
Series 1 preferred unit distributions	22.5	22.5
Accretion of discount on Series 1 preferred units	1.1	3.9
Net income attributable to general and limited partner
ownership interests in Enbridge Energy Partners, L.P.	$80.0	$140.1
Less: Allocations to general partner	55.9	54.2
Net income allocable to common units and i-units	$24.1	$85.9
Weighted average common units and i-units (basic and diluted)	344.7	332.6
Net income per common unit and i-unit (basic and diluted)	$0.07	$0.26

COMPARISON OF QUARTERLY RESULTS

Following are explanations for significant changes in the Partnership’s financial results, comparing the three months ended March 31, 2016 with the same period of 2015. The comparison refers to adjusted operating income, which excludes the effect of non-cash and other items that are not indicative of our core operating results (see Non-GAAP Reconciliations section below).

	Three months ended
Adjusted Operating Income	March 31,
(unaudited; dollars in millions)	2016	2015
Liquids	$310.5	$272.4
Natural Gas	(1.6)	7.1
Corporate	(3.5)	(4.0)
Adjusted operating income	$305.4	$275.5

3

Liquids - First quarter adjusted operating income for the Liquids segment increased $38.1 million to $310.5 million over the comparable period in 2015. Revenues from our liquids pipeline systems increased due to higher transportation rates attributable to new assets placed into service related to our Mainline Expansion project. In addition, revenues increased due to higher system deliveries. Higher segment revenues were partially offset by increased power and operating expenses. Depreciation expense increased approximately $11.3 million over the same period from prior year due to new assets placed into service.

	Three months ended
Liquids Systems Volumes	March 31,
(thousand barrels per day)	2016	2015
Lakehead	2,735	2,330
Mid-Continent	168	199
North Dakota	402	342
Total	3,305	2,871

Natural Gas – First quarter adjusted operating income for the Natural Gas segment decreased $8.7 million to ($1.6) million over the comparable period in 2015. The decrease in adjusted operating income was predominantly attributable to lower natural gas and NGL system production volumes, in addition to lower commodity prices, net of hedges. Lower system volumes were primarily attributable to the continued low commodity price environment for hydrocarbons, which has resulted in reductions in drilling activity from producers in the areas we operate. The decrease in segment operating income was partially offset by reductions in operating and administrative expenses from enacted cost reduction measures.

	Three months ended
Natural Gas Throughput	March 31,
(MMBtu per day)	2016	2015
East Texas	948,000	1,007,000
Anadarko	652,000	831,000
North Texas	216,000	287,000
Total	1,816,000	2,125,000

	Three months ended
NGL Production	March 31,
(Barrels per day)	2016	2015
Total System Production	73,499	81,046

MANAGEMENT REVIEW OF QUARTERLY RESULTS

Enbridge Partners will host a conference call at 10 a.m. Eastern Time on Monday, May 2, 2016 to review its first quarter 2016 financial results. The call will be webcast live over the internet and may be accessed on Enbridge Partners’ website under “Events and Presentations” or directly at http://edge.media-server.com/m/p/bkoemk7q.

Presentation slides and condensed financial statements will also be available on the Partnership’s website at the link below.

http://www.enbridgepartners.com under “Events and Presentations”

4

Replay Information

A webcast replay will be available at the link above approximately two hours after the conclusion of the event. A transcript will be posted to the website within approximately 24 hours.

NON-GAAP RECONCILIATIONS

Adjusted net income and adjusted operating income for the principal business segments are provided to illustrate trends in income excluding non-cash unrealized derivative fair value losses and gains and other items that are not indicative of our core operating results and business outlook. The derivative non-cash losses and gains result from marking to market certain financial derivatives used by the Partnership for hedging purposes that do not qualify for hedge accounting treatment in accordance with the authoritative accounting guidance as prescribed under generally accepted accounting principles in the United States.

	Three months ended
Adjusted Earnings	March 31,
(unaudited; dollars in millions except per unit amounts)	2016	2015
Net income attributable to general and limited partner ownership interests in Enbridge Energy Partners, L.P.	$80.0	$140.1
Noncash derivative fair value losses (gains)
-Liquids	1.7	3.9
-Natural Gas	20.7	26.7
-Corporate	1.9	(28.6)
Accretion of discount on Series 1 preferred units	1.1	3.9
Make-up rights adjustment	1.0	(2.6)
Line 2 hydrotest expenses, net of recoveries	(8.5)	0.4
Line 6B incident expenses, net of recoveries	15.0	-
Option premium amortization	0.9	(1.0)
Adjusted net income	113.8	142.8
Less: Allocations to general partner	56.6	54.3
Adjusted net income allocable to common units and i-units	$57.2	$88.5
Weighted average common units and i-units outstanding (millions)	344.7	332.6
Adjusted net income per common unit and i-unit (dollars)	$0.17	$0.26

	Three months ended
Liquids	March 31,
(unaudited; dollars in millions)	2016	2015
Operating income	$301.4	$270.2
Noncash derivative fair value losses	1.7	3.9
Make-up rights adjustment	0.9	(2.1)
Line 2 hydrotest expenses, net of recoveries	(8.5)	0.4
Line 6B incident expenses, net of recoveries	15.0	-
Adjusted operating income	$310.5	$272.4

	Three months ended
Natural Gas	March 31,
(unaudited; dollars in millions)	2016	2015
Operating loss	$(29.9)	$(26.6)
Noncash derivative fair value losses	27.1	35.1
Option premium amortization	1.2	(1.4)
Adjusted operating income	$(1.6)	$7.1

5

ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW

Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) is used as a supplemental financial measurement to assess liquidity and the ability to generate cash sufficient to pay interest costs and make cash distributions to unitholders. The following reconciliation of net cash provided by operating activities to adjusted EBITDA is provided because EBITDA is not a financial measure recognized under generally accepted accounting principles.

	Three months ended
Adjusted EBITDA	March 31,
(unaudited; dollars in millions)	2016	2015
Net cash provided by operating activities	$266.3	$380.5
Changes in operating assets and liabilities, net of cash acquired	89.1	(42.6)
Interest expense, net(1)	104.4	76.9
Income tax expense	2.5	2.4
Allowance for equity used during construction	12.3	23.0
Option premium amortization	1.2	(1.4)
Line 2 hydrotest expense, net of recoveries	(8.5)	0.4
Other	(1.1)	(7.0)
Adjusted EBITDA	$466.2	$432.2

Interest expense, net(1)	(104.4)	(76.9)
Income tax expense	(2.5)	(2.4)
Distributions in excess of equity earnings	1.5	1.5
Maintenance capital expenditures	(8.1)	(16.1)
Non-controlling interests	(107.8)	(84.6)
Distribution support agreement(2)	(0.4)	-
Distributable cash flow	$244.5	$253.7

(1)	Excludes unrealized mark-to-market net losses of $1.9 million and net gains of $28.6 million for the three months ended March 31, 2016 and 2015, respectively. Also excludes $6.6 million of amortization related to pre-issuance interest swaps for the three months ended March 31, 2016.
(2)	Distribution agreement in place with MEP to support 1.0x coverage each quarter with respect to any declared distribution through 2017, and no requirement for MEP to reimburse EEP for adjusted distributions.

About Enbridge Energy Partners, L.P.

Enbridge Energy Partners, L.P. owns and operates a diversified portfolio of crude oil and, through its interests in Midcoast Energy Partners, L.P. (“Midcoast Partners”), natural gas transportation systems in the United States. Its principal crude oil system is the largest pipeline transporter of growing oil production from western Canada and the North Dakota Bakken formation. The system's deliveries to refining centers and connected carriers in the United States account for approximately 17 percent of total U.S. oil imports. Midcoast Partners’ natural gas gathering, treating, processing and transmission assets, which are principally located onshore in the active U.S. Mid-Continent and Gulf Coast areas, deliver approximately 2.0 billion cubic feet of natural gas daily. Enbridge Partners is recognized by Forbes as one of the 100 Most Trustworthy Companies in America.

About Enbridge Energy Management, L.L.C.

Enbridge Management manages the business and affairs of Enbridge Partners, and its sole asset is an approximate 16 percent limited partner interest in Enbridge Partners. Enbridge Energy Company, Inc., an indirect wholly owned subsidiary of Enbridge Inc. of Calgary, Alberta, Canada (NYSE: ENB) (TSX: ENB) is the general partner of Enbridge Partners and holds an approximate 42 percent interest in Enbridge Partners together with all of the outstanding preferred units and Class B, D and E units in Enbridge Partners. Enbridge Management is the delegate of the general partner of Enbridge Partners.

6

Forward-Looking Statements

This news release includes forward-looking statements and projections, which are statements that do not relate strictly to historical or current facts. These statements frequently use the following words, variations thereon or comparable terminology: “anticipate,” “believe,” “consider,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “forecast,” “intend,” “may,” “opportunity,” “plan,” “position,” “projection,” “should,” “strategy,” “target,” “will” and similar words. Although the Partnership believes that such forward-looking statements are reasonable based on currently available information, such statements involve risks, uncertainties and assumptions and are not guarantees of performance. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results are beyond the Partnership’s ability to control or predict. Specific factors that could cause actual results to differ from those in the forward-looking statements include: (1) changes in the demand for or the supply of, forecast data for, and price trends related to crude oil, liquid petroleum, natural gas and NGLs, including the rate of development of the Alberta Oil Sands; (2) the Partnership’s ability to successfully complete and finance expansion projects or drop-down opportunities; (3) the effects of competition, in particular, by other pipeline systems; (4) shut-downs or cutbacks at the Partnership’s facilities or refineries, petrochemical plants, utilities or other businesses for which the Partnership transports products or to whom the Partnership sells products; (5) hazards and operating risks that may not be covered fully by insurance, including those related to Line 6B and any additional fines and penalties assessed in connection with the crude oil release on that line; (6) changes in or challenges to the Partnership’s tariff rates; (7) changes in laws or regulations to which the Partnership is subject, including compliance with environmental and operational safety regulations that may increase costs of system integrity testing and maintenance; and (8) permitting at federal, state and local levels in regards to the construction of new assets.

“Enbridge” refers collectively to Enbridge Inc. and its subsidiaries other than the Partnership and our subsidiaries.

Forward-looking statements regarding “drop-down” growth opportunities from Enbridge are further qualified by the fact that Enbridge is under no obligation to offer to sell us interests in its U.S. projects, and we are under no obligation to buy any such interests.    Similarly, any forward-looking statements regarding potential “drop-down” transactions of interests in Midcoast Operating to Midcoast Energy Partners are further qualified by the fact that we are under no obligation to sell to Midcoast Energy Partners, L.P. any such interests, and Midcoast Energy Partners, L.P. is under no obligation to buy any such interests.  As a result, we do not know when or if any such transactions will occur.

Except to the extent required by law, we assume no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Reference should also be made to the Partnership’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2015 and any subsequently filed Quarterly Report on Form 10-Q for additional factors that may affect results. These filings are available to the public over the Internet at the SEC’s web site (www.sec.gov) and at the Partnership’s web site.

Tax Notification

This release serves as qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b)(4) and (d). Please note that 100 percent of Enbridge Energy Partners, L.P.’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of Enbridge Energy Partners, L.P.’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not Enbridge Energy Partners, L.P., are treated as withholding agents responsible for withholding distributions received by them on behalf of foreign investors.

7

FOR FURTHER INFORMATION PLEASE CONTACT

Investor Relations Contact:	Media Contact:

Sanjay Lad, CFA	Terri Larson, APR

Toll-free: (866) EEP INFO or (866) 337-4636	Toll-free: (877) 496-8142

E-mail: eep@enbridge.com	E-mail: usmedia@enbridge.com

Website: www.enbridgepartners.com

# # #

8